As filed with the Securities and Exchange Commission on May 8, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

DANAHER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2099 Pennsylvania Avenue, N.W., 12th Floor Washington, D.C.	20006
(Address of Principal Executive Offices)	(Zip Code)

DANAHER CORPORATION & SUBSIDIARIES RETIREMENT AND SAVINGS PLAN;

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

(Full title of the plan)

Jonathan P. Graham

Senior Vice President and General Counsel

James F. O’Reilly

Associate General Counsel and Secretary

2099 Pennsylvania Avenue, N.W., 12th Floor

Washington, D.C. 20006-1813

(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	7,000,000 shares (1)(2)	$58.60 (3)	$410,200,000 (3)	$22,890

Interests in Danaher Corporation & Subsidiaries Retirement and Savings Plan	(4)	(5)	(5)	(5)
Interests in Danaher Corporation & Subsidiaries Savings Plan	(4)	(5)	(5)	(5)

(1)	The number of shares being registered represents the number of shares that may be acquired by the Danaher Corporation & Subsidiaries Retirement & Savings Plan or the Danaher Corporation & Subsidiaries Savings Plan in connection with a participant’s election to invest a portion of his or her interest in such plan in a fund that invests in Danaher’s common stock.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the plans by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Registrant.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on the New York Stock Exchange on May 1, 2009, in accordance with Rule 457(c) under the Securities Act.

(4)	Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Danaher Corporation & Subsidiaries Retirement and Savings Plan and the Danaher Corporation & Subsidiaries Savings Plan.

(5)	Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate fee is required to register plan interests.

2

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Danaher Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 7,000,000 shares of the Registrant’s common stock, par value $.01 per share, for issuance pursuant to the Danaher Corporation & Subsidiaries Retirement and Savings Plan (the “Retirement and Savings Plan”) and the Danaher Corporation & Subsidiaries Savings Plan (the “Savings Plan”) as well as an indeterminate number of plan interests to be offered or sold pursuant to the plans. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-117678, filed with Commission on July 27, 2004, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Danaher Corporation & Subsidiaries Retirement and Savings Plan

4.2	Danaher Corporation & Subsidiaries Savings Plan

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney

The Company previously received determination letters from the Internal Revenue Service (the “IRS”) that the Retirement & Savings Plan and the Savings Plan are each qualified plans under the Internal Revenue Code. The Company hereby undertakes to submit any amendments to the Plans to the IRS in a timely manner, and will make all changes required by the IRS in order to maintain the tax qualifications of the plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on May 8, 2009.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name: Daniel L. Comas
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 8, 2009.

Signature	Title

* H. Lawrence Culp, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Daniel L. Comas Daniel L. Comas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Robert S. Lutz	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Steven M. Rales	Chairman of the Board

* Mitchell P. Rales	Chairman of the Executive Committee

* Walter G. Lohr, Jr.	Director

* Donald J. Ehrlich	Director

* Mortimer M. Caplin	Director

* John T. Schwieters	Director

* Alan G. Spoon	Director

* Linda P. Hefner	Director

*	pursuant to power of attorney

By:	/s/ James F. O’Reilly
James F. O’Reilly
Attorney-in-Fact

PLAN SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Danaher Corporation & Subsidiaries Retirement and Savings Plan trustee or other person who administers the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the District of Columbia, on May 8, 2009.

DANAHER CORPORATION & SUBSIDIARIES RETIREMENT AND SAVINGS PLAN

By:	DANAHER CORPORATION, Plan Sponsor

	By:	/s/ Daniel L. Comas
Daniel L. Comas
Executive Vice President — Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the Danaher Corporation & Subsidiaries Savings Plan trustee or other person who administers the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the District of Columbia, on May 8, 2009.

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN

By:	DANAHER CORPORATION, Plan Sponsor

	By:	/s/ Daniel L. Comas
Daniel L. Comas
Executive Vice President — Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Danaher Corporation & Subsidiaries Retirement and Savings Plan

4.2	Danaher Corporation & Subsidiaries Savings Plan

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney